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         EX. (k) - Opinion and Consent of Charles H. Stamm, Esq.



                                                                            CHARLES H. STAMM
         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA          EXECUTIVE VICE PRESIDENT
         COLLEGE RETIREMENT AND EQUITIES FUND                              AND GENERAL COUNSEL
         730 Third Avenue                                                   (212) 916-4700
         New York, NY 10017-3206
         212 490-9000     800 842-2733





                                                              April 28, 2003




Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206




To The Board of Directors:



In my capacity as General Counsel of TIAA-CREF Life Insurance Company (the "Company"), I have supervised the establishment of the TIAA-CREF Life Separate Account VLI-1 (the "Account"), by the Board of Directors of the Company as a separate account for assets applicable to certain flexible premium variable universal life insurance policies (the "Policies") issued by the Company pursuant to the provisions of Section 4240 of the Insurance Laws of the State of New York. Moreover, I have supervised the preparation of Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 (the "Registration Statement") (File No. 333-62162) filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of the Policies to be issued with respect to the Account.



I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:



     1. The Company has been duly organized under the laws of the State of New York and is a validly existing corporation.



     2. The Policies, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.



     3. The Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of New York law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement.






                                           Very truly yours,




                                           /s/ Charles H. Stamm
                                           -----------------------------------
                                           Charles H. Stamm
                                           Executive Vice President
                                           and General Counsel




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